Exhibit 99.1

Jamba, Inc. Reports Financial Results for Fourth Quarter and Fiscal Year 2009

Plans for 2010 Build on Successes of 2009

EMERYVILLE, Calif., March 9, 2010–Jamba, Inc. (NASDAQ:JMBA) today reported financial results for the fiscal year and fourth quarter ended December 29, 2009. The results showed continued progress on strategic priorities, including the disciplined management of costs and expenses and the expansion of food, licensed consumer products, and franchising. The Company said that incremental sales from its food and hot beverage initiatives during the seasonally low fourth quarter indicates a potential for a return to positive comparable store sales growth for the full year in 2010.

For fiscal year 2009, Jamba achieved and exceeded several strategic priorities that included:

•	Financial initiatives that improved store level margins to 15.1% of total revenue, lowered G&A by 22.9% to $37.0 million, and eliminated all long term debt.

•

Major programs that strengthened its new business model with the extension of oatmeal to more than 600 locations, the introduction of new food items in more than 370 locations, the testing of hot beverages, the licensing of five new consumer products and the retail launch of one licensed consumer product.

•	Expanded efforts in franchise development and re-franchising resulting in the opening of 25 new stores and refranchising of 27 units.

Highlights for the 52 week fiscal year 2009 compared to the 52 week fiscal year 2008.

•	Consolidated EBITDA for fiscal 2009 increased by $14.2 million to $8.6 million from $(5.6) million for fiscal 2008.*

•	Company store-level EBITDA for fiscal 2009 improved $3.3 million to $45.7 million from $42.4 million for fiscal 2008, reflecting an improvement of 7.7%.*

•	Total revenue for fiscal 2009 decreased 12.1% to $301.6 million from $342.9 million for fiscal 2008, reflecting a decrease of $41.3 million.

•	Company-owned comparable store sales for fiscal 2009 declined 10.3%.(1)

•	23 new franchise stores and two new company-owned stores were opened during fiscal 2009.

Highlights for the 12 week fiscal fourth quarter of 2009 compared to the 12 week fiscal fourth quarter of 2008.

•	Consolidated EBITDA for Q409 increased 18.8% to $(9.1) million from $(11.2) million for Q408, reflecting an improvement of $2.1 million.*

•	Company store-level EBITDA for Q409 decreased $0.4 million to $(0.8) million from ($0.4) million for Q408.*

•	Total revenue for Q409 decreased 9.8% to $50.6 million from $56.1 million for Q408.

•	Company-owned comparable store sales for Q409 declined 5.3%.(1)

•	One new franchise store and one new company-owned store were opened during the fiscal fourth quarter of 2009, bringing the store count to 739 stores system-wide, of which 261 are franchise stores and 478 are company-owned stores.

“At the start of 2009, we said that turnaround and transformation would be our mission. With the implementation of disciplined cost controls and the expansion of our business model, we are evolving from a made-to-order smoothie company into a healthy, active lifestyle company,” stated James D. White, President and CEO, Jamba, Inc. “Our addition of food and hot beverages are key elements in extending Jamba’s menu to cover all day-parts. We are pleased with their contributions to incremental sales.”

“Despite the tough operating environment, we delivered on our commitments and made significant progress on our long-term plan. Jamba’s performance in 2009 makes us confident about the outlook for 2010. We believe that for the year Jamba will see positive comparable store sales, but comparable store sales growth is only one of several metrics we’ll use to gauge our progress,” concluded Mr. White.

Outlook for 2010

The Company plans to achieve the following in 2010:

•	Deliver positive comparable store sales;

•	Reduce G&A by 10-12 percent (excluding share-based compensation);

•	Deliver consolidated EBITDA margins of 5-7 percent;

•	Deliver store level EBITDA margins of 15-17 percent;

•	Grow via franchise development with the addition of up to 50 franchise stores and expansion into one major international market;

•	Add new licensing agreements in relevant categories; and

•	Complete the refranchising of up to 150 company-owned stores started in 2009.

Liquidity

On December 29, 2009, the Company held $31.5 million in cash, cash equivalents, and restricted cash. The restricted cash balance was $2.7 million. The Company eliminated all debt for borrowed money with the convertible preferred stock transaction completed in July of 2009.

Footnotes

*	Use of Non-GAAP Financial Measures

The Company uses the non-GAAP financial measures of consolidated EBITDA and store-level EBITDA in its statements made in this release. The Company believes that consolidated EBITDA and store-level EBITDA are helpful indicators of the Company’s financial performance. Consolidated EBITDA is equal to net loss plus franchise support reimbursement, less: (a) interest income; (b) interest expense; (c) income taxes; (d) depreciation and amortization; (e) gain from mark-to-market of derivative liabilities; (f) store pre-opening expenses; (g) trademark and goodwill impairment; (h) impairment of long-lived assets; (i) store lease termination and closure cost; and (j) other operating, net. Our definition of store-level EBITDA is different from consolidated EBITDA because we further adjust net income to exclude general and administrative expenses. Consolidated EBITDA margins and store-level EBITDA margins are calculated by dividing consolidated EBITDA or store-level EBITDA by total revenue. Consolidated EBITDA and store-level EBITDA are not measurements determined in accordance with GAAP and should not be considered in isolation or as an alternative to income (loss) from operations or net income (loss) as indicators of financial performance. Each non-GAAP financial measure used as presented may not be comparable to other similarly titled measures used by other companies. For a reconciliation of net income (loss) to these non-GAAP financial measures, see the discussion and related table below.

(1)

Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions.

Webcast and Conference Call Information

The conference call can be accessed live over the phone by dialing (877) 941-2069 or for international callers by dialing (480) 629-9713. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (800) 406-7325 or (303) 590-3030 for international callers; the pin number is 4238684. The replay will be available until March 30, 2010. The call will be webcast live from the Company’s website at www.jambajuice.com under the investor relations section.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, Jamba Juice is a leading restaurant retailer of better-for-you food and beverage offerings, including great tasting fruit smoothies, juices, and teas, hot oatmeal made with organic steel cut oats, wraps, salads, sandwiches, and California Flatbreads™, and a variety of baked goods and snacks. As of December 29, 2009, Jamba Juice had 739 locations consisting of 478 company-owned and operated stores and 261 franchise stores. For the nearest location or a complete menu, visit the Jamba Juice website at www.jambajuice.com or call 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

For Jamba, Inc

Don Duffy

203-682-8200

investors@jambajuice.com

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 29,	December 30,
(In thousands, except share and per share amounts)	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$28,757	$20,822
Restricted cash	1,324	5,059
Receivables, net of allowances of $116 and $416	9,949	4,594
Inventories	3,732	3,435
Prepaid rent	486	185
Prepaid and refundable income taxes	491	5,670
Prepaid expenses and other current assets	3,684	1,328

Total current assets	48,423	41,093
Property, fixtures and equipment, net	70,266	95,154
Trademarks and other intangible assets, net	1,850	2,998
Restricted cash	1,399	2,659
Deferred income taxes	998	354
Other long-term assets	2,882	3,462

Total assets	$125,818	$145,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,405	$8,089
Accrued compensation and benefits	7,089	7,667
Workers’ compensation and health insurance reserves	1,096	1,922
Accrued jambacard liability	38,255	30,764
Current portion of capital lease obligations	240	246
Other accrued expenses	10,270	12,074
Derivative liabilities	—	2,098

Total current liabilities	64,355	62,860

Note payable	—	22,829
Long-term capital lease obligations	5	281
Long-term workers’ compensation and health insurance reserves	1,158	2,659
Deferred rent and other long-term liabilities	14,695	16,670

Total liabilities	80,213	105,299

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized and outstanding at December 29, 2009. No shares authorized and outstanding at December 30, 2008	31,069	—

Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized, 52,712,528 and 52,690,728 shares issued and outstanding	53	55
Additional paid-in-capital	356,320	358,258
Accumulated deficit	(341,837)	(317,892)

Total stockholders’ equity	14,536	40,421

Total liabilities and stockholders’ equity	$125,818	$145,720

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	12 Week Period Ended		52 Week Period Ended
(In thousands, except share and per share amounts)	December 29, 2009	December 30, 2008	December 29, 2009	December 30, 2008
Revenue:
Company stores	$49,433	$54,413	$295,607	$333,784
Franchise and other revenue	1,165	1,691	5,946	9,106

Total revenue	50,598	56,104	301,553	342,890

Costs and operating expenses:
Cost of sales	12,871	14,704	72,669	89,163
Labor	19,664	22,709	100,589	120,251
Occupancy	9,816	10,254	43,888	44,868
Store operating	9,053	8,409	38,734	43,714
Depreciation and amortization	3,874	5,386	18,271	24,717
General and administrative	8,297	10,829	37,044	48,057
Store pre-opening	43	124	516	2,044
Impairment of long-lived assets	1,532	14,604	12,639	27,802
Store lease termination and closure	406	7,130	1,234	10,029
Trademark and goodwill impairment	—	1,461	—	84,061
Other operating, net	(2,935)	269	(3,924)	3,817

Total costs and operating expenses	62,621	95,879	321,660	498,523

Loss from operations	(12,023)	(39,775)	(20,107)	(155,633)

Other income (expense):

Gain from derivative liabilities	—	285	1,597	7,895
Interest income	20	50	404	365
Interest expense	15	(1,361)	(6,905)	(2,064)

Total other income (expense)	35	(1,026)	(4,904)	6,196

Loss before income taxes	(11,988)	(40,801)	(25,011)	(149,437)
Income tax benefit (expense)	604	(373)	1,066	274

Net loss	(11,384)	(41,174)	(23,945)	(149,163)

Preferred stock dividends and deemed dividends	(981)	—	(1,860)	—

Net loss attributable to common stockholders	$(12,365)	$(41,174)	$(25,805)	$(149,163)

Weighted-average shares used in computation of loss per share:
Basic	52,699,440	54,690,728	53,632,299	53,252,855
Diluted	52,699,440	54,690,728	53,632,299	53,252,855

Loss per share:
Basic	$(0.23)	$(0.75)	$(0.48)	$(2.80)
Diluted	$(0.23)	$(0.75)	$(0.48)	$(2.80)

JAMBA, INC.

Reconciliation of GAAP Net Loss to Consolidated EBITDA

(Unaudited)

(In thousands)	12 Week Period Ended		52 Week Period Ended
	December 29, 2009	December 30, 2008	December 29, 2009	December 30, 2008
Company stores revenue	$49,433	$54,413	$295,607	$333,784
Franchise and other revenue	1,165	1,691	5,946	9,106
Franchise support reimbursement	—	(415)	—	(2,470)
Cost of sales	(12,871)	(14,704)	(72,669)	(89,163)
Labor	(19,664)	(22,709)	(100,589)	(120,251)
Occupancy	(9,816)	(10,254)	(43,888)	(44,868)
Store operating	(9,053)	(8,409)	(38,734)	(43,714)
General and administrative	(8,297)	(10,829)	(37,044)	(48,057)

Consolidated EBITDA	$(9,103)	$(11,216)	$8,629	$(5,633)

Consolidated EBITDA	$(9,103)	$(11,216)	$8,629	$(5,633)
Add: Franchise support reimbursement	—	415	—	2,470
Less: Depreciation and amortization	(3,874)	(5,386)	(18,271)	(24,717)
Less: Impairment of long-lived assets	(1,532)	(14,604)	(12,639)	(27,802)
Less: Store pre-opening	(43)	(124)	(516)	(2,044)
Less: Store lease termination and closure	(406)	(7,130)	(1,234)	(10,029)
Less: Other operating, net	2,935	(269)	3,924	(3,817)
Less: Trademark and goodwill impairment	—	(1,461)	—	(84,061)
Add (less): Other income (expense)	35	(1,026)	(4,904)	6,196
Add (less): Income tax benefit (expense)	604	(373)	1,066	274

Net loss	$(11,384)	$(41,174)	$(23,945)	$(149,163)

JAMBA, INC.

Reconciliation of GAAP Net Loss to Store-level EBITDA

(Unaudited)

(In thousands)	12 Week Period Ended		52 Week Period Ended
	December 29, 2009	December 30, 2008	December 29, 2009	December 30, 2008
Company stores revenue	$49,433	$54,413	$295,607	$333,784
Franchise and other revenue	1,165	1,691	5,946	9,106
Franchise support reimbursement	—	(415)	—	(2,470)
Cost of sales	(12,871)	(14,704)	(72,669)	(89,163)
Labor	(19,664)	(22,709)	(100,589)	(120,251)
Occupancy	(9,816)	(10,254)	(43,888)	(44,868)
Store operating	(9,053)	(8,409)	(38,734)	(43,714)

Store-level EBITDA	$(806)	$(387)	$45,673	$42,424

Store-level EBITDA	$(806)	$(387)	$45,673	$42,424
Add: Franchise support reimbursement	—	415	—	2,470
Less: General and administrative	(8,297)	(10,829)	(37,044)	(48,057)
Less: Depreciation and amortization	(3,874)	(5,386)	(18,271)	(24,717)
Less: Impairment of long-lived assets	(1,532)	(14,604)	(12,639)	(27,802)
Less: Store pre-opening	(43)	(124)	(516)	(2,044)
Less: Store lease termination and closure	(406)	(7,130)	(1,234)	(10,029)
Less: Other operating, net	2,935	(269)	3,924	(3,817)
Less: Trademark and goodwill impairment	—	(1,461)	—	(84,061)
Add (less): Other income (expense)	35	(1,026)	(4,904)	6,196
Add(less): Income tax benefit (expense)	604	(373)	1,066	274

Net loss	$(11,384)	$(41,174)	$(23,945)	$(149,163)